EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 7, 2006 accompanying the consolidated financial statements of First Investors Financial Services Group, Inc. and subsidiaries for the year ending April 30, 2006 included in First Investors Financial Services Group, Inc.’s  Annual Report on Form 10-K , which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Houston, Texas
October 2, 2006